Exhibit 15—Letter Re: Unaudited Interim Financial Information

To the Shareholders and Board of Directors of Goodrich Corporation

We are aware of the incorporation by reference in the following Registration Statements and in their related Prospectuses, of our report dated May 2, 2005 relating to the unaudited condensed consolidated interim financial statements of Goodrich Corporation which are included in its Form 10-Q for the quarter ended March 31, 2005:

Registration
Number	Description of Registration Statement	Filing Date
33-49052	The B.F.Goodrich Company Key Employees’ Stock Option Plan – Form S-8	June 26, 1992

333-03293	The B.F.Goodrich Company Stock Option Plan – Form S-8	May 8, 1996

333-19697	The B.F.Goodrich Company Savings Benefit Restoration Plan – Form S-8	January 13, 1997

333-53879	Directors’ Deferred Compensation Plan – Form S-8	May 29, 1998

333-53881	Rohr, Inc. 1982 Stock Option Plan, Rohr, Inc. 1989 Stock Incentive Plan and Rohr, Inc. 1995 Stock Incentive Plan – Form S-8	May 29, 1998

333-76297	Coltec Industries Inc. 1992 Stock Option Plan and Coltec Industries Inc. 1994 Stock Option Plan for Outside Directors – Form S-8	April 14, 1999

333-77023	The B.F.Goodrich Company Stock Option Plan and Goodrich Corporation 2001 Equity Compensation Plan – Form S-8	April 26, 1999

333-60210	Goodrich Corporation Stock Option Plan – Form S-8	May 4, 2001

333-60208	Goodrich Corporation Employee Stock Purchase Plan – Form S-8	May 4, 2001

333-98165	Shelf Registration for Debt Securities, Series Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units – Form S-3	August 15, 2002

333-107866	Goodrich Corporation Employees’ Savings Plan – Form S-8	August 12, 2003

333-107867	Goodrich Corporation Wage Employees’ Savings Plan – Form S-8	August 12, 2003

333-107868	Goodrich Corporation Savings Plan for Rohr Employees – Form S-8	August 12, 2003

333-109247	Goodrich Corporation Directors’ Deferred Compensation Plan – Form S-8	September 29, 2003

333-123721	Goodrich Corporation Outside Director Deferral Plan – Form S-8	March 31, 2005

333-124244	Goodrich Corporation 2001 Equity Compensation Plan – Form S-8	April 22, 2005

/s/ Ernst & Young LLP

May 2, 2005